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                                                                     Exhibit 5.1
             [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]


                               September 28, 1999



VitaminShoppe.com, Inc.
444 Madison Avenue, Suite 802
New York, New York 10022

           Re: VitaminShoppe.com, Inc.--Registration Statement on Form S-1 (Registration No. 333-83849)

Ladies and Gentlemen:

                  We have acted as counsel to VitaminShoppe.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-1 and the amendments thereto filed with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, relating to the issuance and sale of up to 4,545,455 shares of Company's Class A common stock, par value $0.01 per share, to the Underwriters named in Schedule A to the Underwriting Agreement proposed to be entered into among the Company, Thomas Weisel Partners LLC, William Blair & Company, L.L.C. and PaineWebber Incorporated (the "Underwriting Agreement").

                  In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

                  Based on and subject to the foregoing, it is our opinion that the shares of Class A common stock to be sold by the Company pursuant to the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable. Our opinion expressed above is limited to the laws of the State of Delaware.

                  We hereby consent to the use of this opinion as exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,